EXHIBIT 6.13
                                                                    ------------


                            AGREEMENT TO CONVERT DEBT

     This Agreement to Convert Debt (the "Agreement") is made as of the 17th day of March 2004 by and between Barry Alter or his assigns (referred to herein as the "Holder") and SBS Interactive, Co., a Florida corporation (referred to herein as the "Company"). This Agreement memorializes a verbal agreement reached by the parties on February 6, 2004 based on the following:

                                    RECITALS

     A. The Holder has loaned money to the Company or its wholly-owned subsidiary, SBS Interactive, Inc., a Nevada corporation (the "Subsidiary"). The Company and the Holder agree that, as of the date of this Agreement, the total amount of principal and interest owed pursuant to that certain promissory note dated June 2002, which memorializes all loans made by the Holder to the Company or its Subsidiary, is CDN$6,000 (US$4,615) (the "Amount Owed").

     B. The Company wishes to pay the Amount Owed by issuing securities to the Holder and the Holder has agreed to accept the Company's securities as full and final payment of the Amount Owed, in accordance with the terms of this Agreement.

     Therefore, the Company and the Holder agree as follows:

                                    AGREEMENT

     1.   Transfer of Securities and Cancellation of Debt.
          -----------------------------------------------

         (a) Securities to be Issued. Upon execution of this Agreement, the Holder agrees to accept, and the Company agrees to issue and transfer to the Holder, the following securities in full and final payment of the Amount Owed:

               (i) 20,513 shares of the Company's Common Stock, $0.001 par value, (the "Shares");

               (ii) Subject to subparagraph (b), a warrant to purchase 20,513 shares of the Company's Common Stock at a price of $1.00 per share. The warrant shall have a term of 3 years; and

               (iii) Subject to subparagraph (b), a warrant to purchase 25,500 shares of the Company's Common Stock at a price of $0.85 per share. The warrant shall have a term of 3 years.

Collectively, the warrants described in subsections (ii) and (iii) above shall be referred to in this Agreement as the "Warrants". The Warrants shall be substantially in the form attached hereto as Attachment 1 to this Agreement.

         Upon receipt of the Shares and the Warrants, the Holder will mark all instruments evidencing the Amount Owed (the "Debt Instruments") as "Paid" and will return them to the Company, in accordance with subparagraph (c) below.

         (b) Price Adjustment to Warrants. If within 75 days of the date of this Agreement the Company undertakes a financing through the sale of its securities which financing includes warrants (the "Offering Warrants"), and any Offering Warrant has an exercise price that is less than the exercise price set forth in subparagraph (a)(ii) above, then the exercise price of the Warrant described in subparagraph (a)(ii) above shall be reduced to the lowest Offering Warrant exercise price and the exercise price set forth in subparagraph (a)(iii) above shall be reduced to 85% of the lowest Offering Warrant exercise price.

         (c) Exchange of Documents. The certificate representing the Shares and the agreements representing the Warrants shall be delivered to the Holder as soon as practicable. Upon receipt of the Shares and the Warrants, the Holder shall deliver the Debt Instruments to the Company.

     2.   Registration Rights.
          -------------------

         (a) Demand Registration. Upon receipt of a written request from the Holder, which request shall not be made prior to August 1, 2004, the Company shall prepare and file with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement covering the resale of the Shares and the Common Stock underlying the Warrants (collectively, the "Registrable Securities") for an offering to be made on a continuous basis pursuant to Rule
415. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 (the "Securities Act") as promptly as possible after the filing thereof, but in any event prior to December 31, 2004, and shall use its best efforts to keep such registration statement continuously effective under the Securities Act until the date which is two years after the date that such registration statement is declared effective by the Commission or such earlier date when the Registrable Securities covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the Holder (the "Effectiveness Period").

         (b) Piggyback Registration. If at any time prior to August 1, 2004 the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holder) securities under the Securities Act on Form S-1, S-2, S-3 or SB-2 (or any replacement or successor forms) (a "Piggyback Registration"), the Company shall cause to be included in such registration statement and use reasonable efforts to be registered under the Securities Act all the Registrable Securities that the Holder shall request to be registered; provided, however, that such right of inclusion shall not apply to any registration statement covering an underwritten



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


offering unless the underwriter or its agent agrees in writing to the inclusion of the Registrable Securities. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2 without any obligation or liability to the Holder.

         (c) Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the registration statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTCBB, and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdiction as requested by the Holder), (ii) printing expenses (including, without limitation, expenses of printing certificates for the Registrable Securities and of printing prospectuses requested by the Holder), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company for review of the registration statement, including the prospectus, and any pre-effective amendments thereto, and (v) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with its obligations under this Section 2 (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the OTCBB. In no event shall the Company be responsible for any broker or similar commissions of the Holder.

         (d) Company's Obligation. In connection with the Company's registration obligations hereunder, the Company shall:

               (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the registration statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional registration statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause any related prospectus to be amended or supplemented by any required prospectus supplement and as so supplemented or amended to be filed pursuant to Rule 424;
          (iii) respond as promptly as reasonably possible, and in any event within 20 trading days, to any comments received from the Commission with respect to a registration statement or any amendment thereto; and
          (iv) comply in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934 with respect to the disposition of all Registrable Securities covered by the registration statement during the applicable period in accordance with the intended methods of disposition by the Holder set forth in such registration statement as so amended or in such prospectus as so supplemented.

               (ii) Notify the Holder (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) as promptly as reasonably possible (u)(A) when a prospectus or any prospectus supplement or post-effective amendment to a registration statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such registration statement and whenever the Commission comments in writing on such registration statement (the Company shall provide true and complete copies thereof and all written responses thereto to the Holder); and (C) with respect to the registration statement or any post-effective amendment, when the same has become effective; (v) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the registration statement or prospectus or for additional information;
          (w) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (x) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (y) of the occurrence of any event or passage of time that makes the financial statements included in a registration statement ineligible for inclusion therein or any statement made in a registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a registration statement, prospectus or other document so that, in the case of a registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (z) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interests of the Company to allow continued availability of the registration statement or prospectus; provided, however, that any and all of such information shall remain confidential to the Holder until such information otherwise becomes public, unless disclosure by the Holder is required by law.

               (iii) Promptly deliver to the Holder, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Holder may reasonably request. Subject to the terms of this Agreement, the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

               (iv) Use commercially reasonable efforts to register or qualify the resale of such Registrable Securities as required under applicable securities or Blue Sky laws of each State within the United States as the Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

               (v) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to a registration statement, which certificates shall be free of all restrictive legends (to the extent allowed by law), and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request.

               (vi) Upon the occurrence of any event contemplated by this
          Section 2, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to a registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a registration statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holder in accordance with clauses (ii) through (vi) of Section 2(d)(ii) above to suspend the use of any prospectus until the requisite changes to such prospectus have been made, or the Company otherwise notifies the Holder of its election to suspend the availability of a registration statement and prospectus pursuant to clause (z) of Section 2(d)(ii), then the Holder shall suspend use of such prospectus. The Company will use its best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable, except that in the case of suspension of the availability of a registration statement and prospectus pursuant to clause (z) of Section 2(d)(ii), the Company shall not be required to take such action until such time as it shall determine that the continued availability of the registration statement and prospectus is no longer not in the best interests of the Company.

               (vii) Comply with all applicable rules and regulations of the Commission.

               (viii) Use its reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

               (ix) The Company may require the Holder to furnish to the Company a statement as to the number of shares of Common Stock beneficially owned by the Holder and, if requested by the Commission, the controlling person thereof, within three trading days of the Company's request.

     3.   Indemnifications Relating to Registration.
          -----------------------------------------

         (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Holder, the officers, directors, agents and employees of the Holder, each person who controls any the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in a registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 2(d)(ii)(u)-(x), the use by the Holder of an outdated or defective prospectus after the Company has notified the Holder in writing that the prospectus is outdated or defective and prior to the receipt by the Holder of a writing by the Company that the use of the applicable prospectus may be resumed. The Company shall notify the Holder promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

         (b) Indemnification by Holder. The Holder shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in any registration statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon: (i) the Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, such untrue statement or omission is contained in any information so furnished in writing by the Holder to the Company specifically for inclusion in such registration statement or such prospectus or to the extent that (1) such information relates to the Holder or the Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in the registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 2(d)(ii)(u)-(x), the use by the Holder of an outdated or defective prospectus after the Company has notified the Holder in writing that the prospectus is outdated or defective and prior to the receipt by the Holder of a writing by the Company that the use of the applicable prospectus may be resumed.

         (c) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), the Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to the Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent the Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the expense of one such counsel for the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

         Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, however, that the Indemnifying Party may require the Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that the Indemnified Party is not entitled to indemnification hereunder).

         (d) Contribution. If a claim for indemnification under Section 3(a) or 3(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying the

Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 3(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

     4.   Representations by Company.
          --------------------------

     The Company hereby represents and warrants to the Holder as follows:

               (i) The Company is duly organized, validly existing and in good standing under the laws of the State of Florida.

               (ii) The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated thereby, and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite action by the Company and this Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (iii) The execution, delivery and performance by the Company of this Agreement and the Warrants have been duly authorized by all requisite corporate action of the Company; and this Agreement and the Warrants have been duly executed and delivered by the Company.

               (iv) The Shares and the Common Stock issued upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable, and free of any liens or encumbrances.

     5.   Representations by the Holder.
          -----------------------------

         The Holder hereby represents and warrants to the Company as follows:

               (i) The Holder has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated thereby, and the execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite action by the Holder and this Agreement, when executed and delivered by the Holder, constitutes a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (ii) The Holder has a pre-existing personal or business relationship with the Company and its officers and directors.

               (iii) The Holder is an "accredited investor", as that term is defined in Rule 501 of Regulation D in that the Holder is an entity whose equity owners are accredited investors.

               (iv) The Holder has complied with all applicable investment laws and regulations in force relating to the legality of an investment in the Shares and the Warrants in the jurisdiction in which it is subject, and the Holder has obtained any consent, approval or permission required in that jurisdiction.

               (v) The Holder understands and acknowledges that the Shares and the Warrants have not been registered with the Securities and Exchange Commission under Section 5 of the of the Securities Act or registered or qualified with any applicable state or territorial securities regulatory agency in reliance upon one or more exemptions afforded from registration or qualification.

               (vi) The Holder understands and acknowledges that the Shares, the Warrants and the Common Stock underlying the Warrants are deemed to be "restricted" securities under the Securities Act, and may be re-sold only pursuant to exemptions provided by the Securities Act. The Holder understands and acknowledges that the Company is required to place a legend on each certificate and on each Warrant Agreement stating that the Shares, the Warrants and the Common Stock underlying the Warrants have not been registered under the Securities Act.

               (vii) The Holder understands and acknowledges that: (i) prior to any sale, transfer, assignment, pledge, hypothecation or other disposition of the Shares, the Warrants or the Common Stock underlying the Warrants, he must either: (1) furnish the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company and to its legal counsel, to the effect that such disposition is exempted from the registration and prospectus delivery requirement under the Securities Act and the securities laws of the jurisdiction in which the Holder resides, and legal counsel for the Company shall have concurred in such opinion; or (2) satisfy the Company that a registration statement on Form SB-2 under the Securities Act (or any other form appropriate under the Securities Act, or any form replacing any such form) with respect to the securities proposed to be so disposed of shall then be effective; and that such disposition shall have been appropriately qualified or registered in accordance with the applicable securities laws of the jurisdiction in which it resides.

               (viii) The Holder is entering into this transaction for the Holder's own account, own risk and own beneficial interest, is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an "Underlying Beneficial Owner") and no Underlying Beneficial Owner will have a beneficial or economic interest in the Shares or the Warrants (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction), has carried out thorough due diligence as to and established the identities of its investors, directors, officers, trustees, beneficiaries and grantors (to the extent applicable, each a "Related Person"), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of the Holder's resale or other disposition of the Registrable Securities, will request such additional information as the Company may require to verify such identities as may be required by applicable law, and will make such information available to the Company upon its request, and does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Shares or the Warrants to any Underlying Beneficial Owner or any other person

               (ix) The Holder hereby represents and warrants that the proposed investment in the Company does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to the Holder, including anti-money laundering laws (a "Prohibited Investment").

               (x) Federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at (www.treas.gov/ofac). The Holder hereby represents and warrants that neither the Holder nor any Underlying Beneficial Owner or Related Person is a country, territory, person or entity named on an OFAC list, nor is the Holder nor any Underlying Beneficial Owner or Related Person, a natural person or entity with whom dealings are prohibited under any OFAC regulations.

               (xi) The Holder represents and warrants that neither the Holder nor any Underlying Beneficial Owner or Related Person is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure within the meaning of, and applicable guidance issued by the Department of the Treasury concerning, the U.S. Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended, and any regulations promulgated thereunder.

               (xii) The Holder agrees promptly to notify the Company should the Holder become aware of any change in the information set forth in subparagraphs (viii) through (xi).

               (xiii) The Holder agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, shareholders, employees, agents and representatives from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from the Holder's misrepresentations or misstatements contained herein or breaches hereof relating to paragraphs (viii) through (xi).

               (xiv) The Holder understands and agrees that, notwithstanding anything to the contrary contained in any document (including any side letters or similar agreements), if, following the Holder's investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company or otherwise be subject to the remedies required by law, and the Holder shall have no claim against the Company for any form of damages as a result of such forced redemption or other action.

               (xv) Upon the written request from the Company, the Holder agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company. The Holder understands and agrees that the Company may release confidential information about the Holder and any Underlying Beneficial Owner(s) or Related Person(s) to any person if the release of such information is necessary to comply with applicable statutes, rules, regulations and policies.

     6.   Termination of Security Interests and Financing Statements.
          -----------------------------------------------------------

         Upon the transfer to the Holder of the Shares and the Warrants, all security interests created in favor of the Holder, if any, shall terminate and the Company shall be entitled to terminate any and all financing statements in favor of the Holder, no matter where filed or recorded, if any. At no cost to the Holder but without the payment of additional consideration, the Holder shall cooperate with the Company and perform any acts required on the part of the Holder to terminate the financing statements.

     7.   Miscellaneous.
          -------------

         (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

         (b) Compliance. The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the registration statement.

         (c) Discontinued Disposition. The Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 2(d)(ii)(u), (v) or (z), such Holder will forthwith discontinue disposition of such Registrable Securities under a registration statement until such Holder's receipt of the copies of the supplemented prospectus and/or amended registration statement, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

         (d) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Company at 4211 Yonge Street, Suite 235, Toronto, Ontario, Canada M2P 2A9, facsimile number (416) 223-4046, Attn: Todd Gotlieb or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at _________________, facsimile number __________________. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Los Angeles time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Pacific time) on any date and earlier than 11:59 p.m. (Pacific time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither the Holder nor the Company may assign his or its rights or obligations hereunder without the prior written consent of the other.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         (g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement to Convert Debt as of the date first written above.


                                    SBS INTERACTIVE CO.



                                    By:  /s/ Todd Gotlieb
                                       -----------------------------------------
                                         Todd Gotlieb, President



                                    /s/ Barry Alter
                                    --------------------------------------------
                                    Barry Alter

                                  ATTACHMENT 1



THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SBS INTERACTIVE CO. THAT SUCH REGISTRATION IS NOT REQUIRED.


                    Right to Purchase ______ Shares of Common Stock of SBS Interactive Co. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

No. 2004-__                                          Issue Date:  March __, 2004

     SBS INTERACTIVE CO., a corporation organized under the laws of the State of Florida hereby certifies that, for value received, _________, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through three (3) years after such date (the "Expiration Date"), up to ________ fully paid and nonassessable shares of Common Stock, no par value, of the Company, at the Exercise Price (as defined below). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include SBS Interactive Co. and any corporation which shall succeed or assume the obligations of SBS Interactive Co. hereunder.

     (b) The term "Common Stock" includes (x) the Company's Common Stock, $0.001 par value per share, and (y) any other securities into which or for which any of the securities described in (x) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

     (d) The term "Exercise Price" shall be as follows, subject to adjustment pursuant to Section 4:

         (i)      ________ shares at $0.85;
         (ii)     ________ shares at $1.00

     1.  Exercise of Warrant.

         1.1. Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the "Exercise Notice") along with payment to the Company of the Exercise Price.

     2.  Procedure for Exercise.

         2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which both the Exercise Notice and payment have been made for such shares. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 3 business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise.

         2.2. Exercise.

         Payment may be made either in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

     3.  Adjustment for Reorganization, Consolidation, Merger, etc.

         3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or entity, or (c) transfer all or substantially all of its properties or assets to any other person or entity under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

         3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrant after the effective date of such dissolution pursuant to Section 3.1 to a bank or trust company having its principal office in New York, NY, as trustee for the Holder of the Warrant.

         3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 3. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the holders of the Warrant be delivered to the Trustee as contemplated by Section 3.2.

     4. Adjustments for Stock Splits, Combinations, etc. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

     5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

     6. Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

     7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the shares underlying this Warrant. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in that certain Agreement to Convert Debt entered into by the Company and Purchaser of the Company's Common Stock at or prior to the issue date of this Warrant.

     10. Intentionally left blank.

     11. Warrant Agent. The Company may, by written notice to each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     13. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

     14. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of California without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of located in the city of Los Angeles, California or in the federal courts located in the city of Los Angeles, California. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company and Holder each acknowledges that legal counsel participated or had an opportunity to participate in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                    SBS INTERACTIVE CO.



                                    By:_____________________________________






                                    HOLDER


                                    By:_____________________________________
                                             Its:

                                                                       Exhibit A

                                 EXERCISE NOTICE
                   (To be signed only on exercise of Warrant)

TO:  SBS Interactive Co.

     The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase:

     ________ shares of the Common Stock covered by such Warrant.


The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is an aggregate of $___________.


The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _________________________________ whose address is
________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:___________________                _______________________________________
                                         (Signature must conform to name of
                                         holder as specified on the face of the
                                         Warrant)


                                         _______________________________________
                                                     (Address)

                                                                       Exhibit B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the Warrant to purchase the number of shares of Common Stock of SBS Interactive Co. to which such Warrant relates specified under the heading "Number of Shares Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of SBS Interactive Co. with full power of substitution in the premises.


                                                     Number of Shares
           Transferees                                 Transferred
           -----------                                 -----------


__________________________________                 ________________________

__________________________________                 ________________________

__________________________________                 ________________________






Dated:__________________, _______        _______________________________________
                                         (Signature must conform to name of
                                         holder as specified on the face of the
                                         warrant)

Signed in the presence of:


_________________________________        _______________________________________
         (Name)                                       (address)

                                         _______________________________________
ACCEPTED AND AGREED:                                  (address)
[TRANSFEREE]


_________________________________
           (Name)